Exhibit 3.19

PERINI POWER CONSTRUCTORS, INC.

BY- LAWS

ARTICLE I

OFFICES

Section 1. The principal office of the corporation within the State of New Hampshire shall be in the City of Seabrook, County of Rockingham.

Section 2. The corporation may also have an office in the city of Framingham, State of Massachusetts, and offices or places of business at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held in Seabrook, New Hampshire unless the articles of agreement provide that the meetings may be held outside the State of New Hampshire, then meetings may be held such place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders, commencing with the year 1976, shall be held on the 3rd Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A. M., at which they shall elect by a plurality vote a board of directors and a clerk and transact such other business as may properly be brought before the meeting.

Section 3.  Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of agreement may be called by the president or secretary or clerk at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

Section 6. The holders of a majority of the stock represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of agreement. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as original notified.

Section 7. If a quorum is present, the affirmative vote of a majority of the stock represented at the meeting shall be the act of the stockholders unless a different vote is required by law or the articles of agreement.

Section 8. Unless the articles of agreement or votes authorizing the issue of stock shall otherwise provide, at every meeting of the stockholders, every stockholder shall have the right to cast one vote in person or by proxy for each share of the stock having voting power registered in his name on the books of the corporation at the date of the meeting, or the date fixed by the directors for closing the stock books of the corporation preceding such meeting. Proxies must be appointed by an instrument un writing, but no proxy which is dated more than six months before the meeting named therein shall be accepted nor shall any proxy be valid after the final adjournment of the meeting.

Section 9. In case the annual meeting of stockholders is not held in any year, a special meeting shall be called and held in the manner provided for special meetings as soon after the date for holding the annual meeting as possible and all proceedings thereat shall have the same force and effect as if had at the regular annual meeting; if from any cause a meeting cannot otherwise be called, the owners of one-twentieth part of the issued and outstanding stock of the corporation of any class thereof, may apply in a writing, stating the purpose thereof, to a justice of the peace to call the meeting.

ARTICLE III

DIRECTORS

Section 1. The number of directors shall be not less than three nor more than twenty. The first board of directors, elected at the organization meeting of the incorporators, shall consist of three directors who shall hold office until the first annual meeting of stockholders. The number of directors on succeeding boards shall be determined by the stockholders. Directors need not be residents of the State of New Hampshire nor stockholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the stockholders, and each director elected shall serve until the next succeeding annual meeting and until successors shall have been elected and qualified.

Section 2. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining directors, providing they constitute a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred or until the next election of directors.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of agreement or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. The directors may keep the books of the corporation, except such records as are kept by the clerk of the corporation, outside of New Hampshire, at such place or places as they may from time to time determine.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. Meetings of the board of directors, regular or special, may be held either within or without the State of New Hampshire.

Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it convenes at such place and time as shall be fixed by the consent in writing of all the directors.

Section 7. Regular meetings of the board of directors may be held upon notice, or without, and at such time and at such place as shall from time to time be determined by the board.

Section 8. Special meetings of the board may be called by the president on three days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 9. A majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of agreement. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

EXECUTIVE COMMITTEE

Section 10. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate three or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

COMPENSATION OF DIRECTORS

Section 11. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the board or executive committee. Any director may serve the corporation  in any other capacity and receive compensation therefor.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of agreement or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon, prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of agreement or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, a secretary and a clerk, and there may be such subordinate officers as the board of directors shall from time to time appoint. The secretary and clerk may be the same person and the vice-president may hold any other office except that of president.

Section 2. The clerk shall be elected at the meeting of the signers of the articles of agreement and thereafter at the annual meeting of the stockholders each year; the president, vice president, treasurer and secretary shall be elected at the meeting of the signers of the articles of agreement and thereafter by the board of directors, at its first meeting after each annual meeting of stockholders. The president shall be chosen from among the directors but the vice-president, the secretary and the treasurer need not be members of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stand. The clerk may be removed at any time by the stockholders, and any other officer may be removed at any time by the affirmative vote of a majority of the board of directors. If the office of clerk becomes vacant for any reason, the vacancy may be filled either by the stockholders or by the directors, and if the office of any other officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8. The vice president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the board of directors and record all the proceedings of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CLERK

Section 15. The clerk shall attend all meetings of the stockholders that are held in New Hampshire and shall record all votes and proceedings of the stockholders in a book to be kept for that purpose; he shall make a record of all instruments and papers required to be recorded in his office, and shall discharge all other duties properly appertaining to his office or as may be prescribed by the stockholders. The clerk shall be sworn to the faithful discharge of his duties. If the clerk is absent or incapacitated, and unable to act as clerk, a temporary clerk shall be chosen who shall also be sworn. In the case where articles of agreement provide for meetings outside of New Hampshire, such meeting shall be valid only if the clerk of the corporation receives a record of such meeting within ten days sworn to under penalties of perjury by the clerk pro tempore.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1. Every stockholder shall be entitled to have a certificate of stock exhibiting his name and the number of shares and the class thereof owned by him, which shall be under the corporate seal and signed by the president or vice-president and the treasurer or an assistant treasurer. Hwen any such certificate is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal, if any, on such certificate may be facsimiles, engraved or printed.

Where any share of stock is limited as to its voting rights of is preferred as to its dividends or as to its share of the principal upon dissolution, or is otherwise qualified or restricted, or is subject to a repurchase or redemption agreement by the corporation, the certificate of stock representing such share shall bear thereon a summary of such limitation, terms of preference, qualification, restriction or repurchase and a reference to the clause in the articles of agreement or votes authorizing the same.

LOST CERTIFICATES

Section 2. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock endorsed by a writing signed by the owner on the back thereof, or accompanied by a separate instrument of assignment, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, if no liens upon the stock against the former owner have attached.  Thereupon the corporation shall cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER OF BOOKS

Section 4. The board of directors may fix in advance a date not exceeding sixty days prior to the date of any meeting of stockholders, the payment of any dividend, the making of any distribution to the stockholders, the last day upon which the consent or dissent of stockholders may be effectively expressed for any purpose, or delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting and any adjournment thereof, to receive any dividend, to receive any distribution to stockholders, to consent or dissent for any purpose or to receive delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock; or without fixing such record date, may for any of such purposes close the stock transfer books of the corporation for all or any part of such period.

REGISTERED STOCKHOLDERS

Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Hampshire.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of agreement, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of agreement, and in compliance with the requirements of the statutes.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Hampshire.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VIII

AMENDMENTS

Section 1. These by-laws may be amended, altered or repealed and new by-laws may be adopted at any annual meetings of stockholders, or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed amendment, alteration or repeal be contained in the notice of the meeting, by the affirmative vote of the holders of a majority of the shares of the capital stock entitled to vote at such meeting and represented in person or by proxy thereat, unless a larger vote is required by law.